UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 12, 2016

Home Federal Bancorp, Inc. of Louisiana
(Exact name of registrant as specified in its charter)

Louisiana	001-35019	02-0815311
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

624 Market Street, Shreveport, Louisiana	71101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(318) 222-1145

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01        Regulation FD Disclosure

On October 12, 2016, Home Federal Bancorp, Inc. of Louisiana (the "Company") issued a press release announcing that its Board of Directors approved a seventh stock repurchase plan which provides for the repurchase of up to 97,000 shares, or approximately 5.0% of its outstanding shares of common stock after completion of the sixth stock repurchase program. The shares may be purchased in the open market or in privately negotiated transactions from time to time depending upon market conditions and other factors.

The Company also announced that on October 12, 2016, the Board of Directors declared a quarterly cash dividend of $.09 per share.  The dividend is payable on November 7, 2016 to shareholders of record as of October 24, 2016.

For additional information, reference is made to the Company's press release dated October 12, 2016, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto.

Item 9.01        Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibit is included with this Report:

Exhibit Number	Description
99.1	Press release, dated October 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME FEDERAL BANCORP, INC. OF LOUISIANA

Date: October 12, 2016	By:	/s/Clyde D. Patterson
Clyde D. Patterson
Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated October 12, 2016